EXHIBIT 99.1

VSOURCE® -----

LA JOLLA, Calif. July 6, 2004 - Vsource, Inc. (OTCBB: VSCE), an innovative leader in providing customized global business process outsourcing (BPO) services to clients worldwide, today announced the sale of its Human Capital Management (HCM) business via the sale of its subsidiary, Vsource (Texas) Inc., to a company formed by Ted Crawford, the former President of the Company's HCM division. The purchase price was paid in the form of a promissory note and is based on the excess of assets over liabilities as measured at June 1, 2004. The note is due in twelve equal monthly installments starting on August 15, 2004.

Vsource Chairman and CEO Phil Kelly said, "I believe this is a win-win situation for all parties involved. The sale of Vsource HCM will enable us to commit our focus on the company's core business of providing superior business process outsourcing to our clients worldwide. Likewise, I believe Ted's commitment combined with deep industry knowledge will ensure our former HCM customers continue to receive superior service."

Kelly further noted, "As we continue our initiatives on profitability and growth, we intend to pursue other operational and financial efficiencies."

Speaking about the purchase, Ted Crawford said, "Vsource is truly a client focused company. As we move forward, I will continue to ensure that we retain the quality service delivery and customer support that were the hallmarks of Vsource."

About Vsource -- Vsource, Inc., headquartered in La Jolla, Calif., provides customized business process outsourcing (BPO) services to clients worldwide. Under Vsource Client Outsourcing Solutions (COS), Vsource delivers superior BPO solutions to Fortune 500 and Global 500 organizations. Vsource COS include: Human Resource Solutions, Warranty Solutions, Sales Solutions, and Vsource Foundation SolutionsTM, which include Customer Relationship Management (CRM), Financial Services, Travel and Expense Claims, and Supply Chain Management (SCM). For more information, logon to: http://www.vsource.com.

Forward Looking Statements: Some of the statements in this release and other oral and written statements made by us from time to time to the public constitute forward-looking statements. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, introduction of services and growth opportunities expected or anticipated to be realized by management. Vsource disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Factors that could cause or contribute to such differences include, but are not limited to reliance on one client and the expectation that revenues from this client will decline significantly, a potential requirement to redeem our Series 4-A convertible preferred stock if we fail to meet certain conditions by March 31, 2006, our limited experience in the business process outsourcing business, the new and unproven market for business process outsourcing services in the Asia-Pacific region, long cycles for sales of our solutions, complexities involved in implementing and integrating our services, fluctuations in revenues and operating results, economic and infrastructure disruptions, dependence on a small number of vendors and service providers, litigation, and competition. Other factors that may affect these statements are identified in our previous filings with the Securities and Exchange Commission.

Vsource is a registered trademark of Vsource, Inc. Vsource Foundation Solutions is a trademark of Vsource, Inc.

Fortune, Fortune 500 and Global 500 are registered trademarks of Time Inc. Vsource disclaims any proprietary interest in the marks and names of others.

Vsource Media Relations Contact:
Cindy Kim
Direct: 858.456-4871
Cindy_Kim@vsource.com